LEXARIA CORP.

2007 EQUITY INCENTIVE PLAN

PART 1

INTRODUCTION

1.1

PURPOSE

The purpose of the Plan is to secure for the Company and its shareholders the benefits of incentive inherent in share ownership by the directors and employees of the Company and its Affiliates who, in the judgment of the Board, will be largely responsible for the Company’s future growth and success. It is generally recognized that equity incentive plans of the nature provided for herein aid in retaining and encouraging directors and employees of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Company.

1.2

DEFINITIONS

(a)

“Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company;

(b)

"Board" means the board of directors of the Company;

(c)

"Company" means Lexaria Corp.;

(d)

"Committee" has the meaning attributed thereto in Section 4.1 hereof;

(e)

“Discretionary Options” means an aggregate of 700,000 Options to be granted under the Plan to the Key Participants of the Company, which are to be vested immediately upon grant thereof;

(f)

"Eligible Directors" mean the directors of the Company or any Affiliate who are, as such, eligible for participation in the Plan;

(g)

“Eligible Employees" means employees (including employees who are officers and directors) of the Company or any Affiliate, whether or not they have a written employment contract with Company or an Affiliate, determined by the Board, upon recommendation of the Committee, as employees eligible for participation in the Plan, and shall include Service Providers eligible for participation in the Plan as determined by the Board;

(h)

"Fair Market Value" means, with respect to a Share subject to Option, the weighted average price of the Shares on the OTC Bulletin Board (the “OTCBB”) for the five days on which Shares were traded immediately preceding the date in respect of which Fair Market Value is to be determined or, if the Shares are not listed and posted for trading on the OTCBB on such day, the Fair Market Value shall be such price per Share as the Board, acting in good faith, may determine;

(i)

"Insider" means directors, executive officers and shareholders of the Company who own 10% or more of the issued and outstanding Shares of the Company;

(j)

“Key Participants” means, namely, Chris Bunka, Leonard MacMillan and Peter Philipchuck to whom Discretionary Options will be granted under the Plan;

(k)

"Option" means an option granted under the Plan;

(l)

"Option Period" means the period during which an Option is outstanding;

(m)

"Optionee" means an Eligible Employee or Eligible Director to whom an Option has been granted under the terms of the Plan;

(n)

"Participant" means, in respect of the Plan, an Eligible Employee or Eligible Director who participates in the Plan;

(o)

"Service Provider" means any natural person engaged by the Company or an Affiliate to provide services for an initial, renewable or extended period of 12 months or more, excluding consultants who provide services in connection with the offer and sale of securities in a capital raising transaction and/or directly or indirectly promote or maintain a market for the Company’s securities;

(p)

"Plan" means the equity incentive plan established and operated pursuant to Part 2 and Part 3 hereof; and

(q)

"Shares" means the shares in the common stock of the Company.

PART 2

THE PLAN

2.1

PARTICIPATION

Options shall be granted only to Eligible Employees and Eligible Directors as well as to Key Participants.

2.2

ADMINISTRATION

The Plan shall be administered by the Committee.

2.3

EXERCISE PRICE

The exercise price per Share of an Option shall be not less than one hundred per cent (100%) of the Fair Market Value on the date of grant.

2.4

GRANT OF OPTIONS

The Board hereby grants an aggregate of 700,000 Discretionary Options to the Key Participants, namely, Chris Bunka (400,000), Leonard MacMillan (200,000) and Peter Philipchuck (100,000). The Board, on the recommendation of the Committee, shall specify the date of grant.

Other than the 700,000 Discretionary Options granted to the Key Participants hereunder, the Board, on the recommendation of the Committee, may at any time authorize the granting of Options to such Eligible Employees and Eligible Directors as it may select for the number of Shares that it shall designate, subject to the provisions of the Plan. When the grant is authorized, the Board, on the recommendation of the Committee, shall specify the date of grant.

Each Option granted to an Eligible Employee or to an Eligible Director shall be evidenced by an option agreement with terms and conditions consistent with the Plan and as approved by the Board on the recommendation of the Committee, which terms and conditions need not be the same in each case and may be changed from time to time.

2.5

TERMS OF OPTIONS

Except for the 700,000 Discretionary Options to be vested immediately pursuant to grant hereunder, the Option Period for the 1,300,000 Options remaining under the Plan shall be four years from the date of grant thereof or such greater or lesser duration as the Board, on the recommendation of the Committee, may determine at the date of grant thereof, and may thereafter be reduced with respect to any Option as provided in Section 2.8 hereof covering termination of employment or death of the Optionee.

In addition, unless otherwise determined from time to time by the Board, on the recommendation of the Committee, the 1,300,000 Options remaining under the Plan may be exercised (in each case to the nearest full Share) during the Option Period as follows:

(a)

at any time during the first year of the Option Period, the Optionee may purchase up to 25% of the total number of Shares reserved for issuance pursuant to his or her Option; and

(b)

at any time during each additional year of the Option period the Optionee may purchase an additional 25% of the total number of Shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsection (a) until, in the fourth year of the Option Period, 100% of the Option will be exercisable.

Except as set forth in Section 2.8 hereof, no Option may be exercised unless the Optionee is at the time of such exercise:

(c)

in the case of an Eligible Employee, in the employ of the Company or an Affiliate and shall have been continuously so employed since the grant of his Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Plan; or

(d)

in the case of an Eligible Director, a director of the Company or an Affiliate and shall have been such a director continuously since the grant of his Option.

Subject to Section 2.6 hereof, the exercise of any Option will be contingent upon the Optionee having entered into an option agreement with the Company on such terms and conditions as have been approved by the Board, on the recommendation of the Committee, and which incorporates by reference the terms of the Plan. The exercise of any Option will also be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased. No Optionee or his legal representatives or legatees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him or them under the terms of the Plan.

2.6

SHARE APPRECIATION RIGHT

A Participant may, if at any time determined by the Board, on the recommendation of the Committee, have the right (the "Right"), when entitled to exercise an Option, to terminate such Option in whole or in part (the "Terminated Option") by notice in writing to the Company and, in lieu of receiving the Shares (the "Optioned Shares") to which the Terminated Option relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:

(a)

subtracting the Option exercise price per Share from the Fair Market Value per Share on the day immediately prior to the exercise of the Right and multiplying the remainder by the number of Optioned Shares; and

(b)

dividing the product obtained under subsection 2.6(a) by the Fair Market Value per Share on the day immediately prior to the exercise of the Right.

If a Right is granted in connection with an Option, it is exercisable only to the extent and on the same conditions that the related Option is exercisable.

2.7

LAPSED OPTIONS

If Options are surrendered, terminated or expired without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options, subject in the case of the cancellation of an Option in connection with the grant of a new Option to the same person on different terms.

2.8

EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

If an Optionee:

(a)

dies while employed by or while a director of the Company or its Affiliate, any Option held by him at the date of death shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or applicable laws of descent and distribution. Unless otherwise determined by the Board, on the recommendation of the Committee, all such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his death and only for 12 months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner; or

(b)

ceases to be employed by or act as a director of the Company or its Affiliate for cause, no Option held by such Optionee will, unless otherwise determined by the Board, on the recommendation of the Committee, be exercisable following the date on which such Optionee ceases to be so employed or ceases to be a director, as the case may be. If an Optionee ceases to be employed by or act as a director of the Company or its Affiliate for any reason other than cause then, unless otherwise determined by the Board, on the recommendation of the Committee, any Option held by such Optionee at the effective date thereof shall become exercisable for a period of up to 12 months thereafter or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

2.9

EFFECT OF TAKEOVER BID

If a bona fide offer (the "Offer") for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Company which to own more than _____% of all issued and outstanding Shares of the Company (as amended from time to time), then the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, whereupon, notwithstanding Section 2.5 hereof, such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the "Optioned Shares") pursuant to the Offer.

2.10

EFFECT OF AMALGAMATION OR MERGER

If the Company amalgamates or merges with or into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation or merger if the Participant had exercised his Option immediately prior to the record date applicable to such amalgamation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Share Option Plan.

2.11

ADJUSTMENT IN SHARES SUBJECT TO THE PLAN

If there is any change in the Shares through the declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Plan, the Shares subject to any Option, and the option price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Plan.

2.12

LOANS TO EMPLOYEES

Subject to applicable law, the Board may at any time authorize the Company to loan money to an Eligible Employee (which for purposes of this Section 2.12 excludes any director or executive officer (or equivalent thereof) of the Company), on such terms and conditions as the Board may reasonably determine, to assist such Eligible Employee to exercise an Option held by him or her. Such terms and conditions shall include, in any event, interest at prevailing market rates, a term not in excess of one year, and security in favor of the Company represented by that number of Shares issued pursuant to the exercise of an Option in respect of which such loan was made or equivalent security which equals the loaned amount divided by the Fair Market Value of the Shares on the date of exercise of the Option, which security may be granted on a non-recourse basis.

PART 3

GENERAL

3.1

NUMBER OF SHARES

The aggregate number of Shares that may be reserved for issuance under the Plan shall not exceed 2,000,000 Shares. In addition, the aggregate number of Shares:

(a)

that may be reserved for issuance to Insiders under the Plan shall not exceed 10% of the Company's outstanding issue of Shares from time to time;

(b)

that may be issued to Insiders under the Plan within any one-year period shall not exceed 10% of the Company's outstanding issue of Shares from time to time; and

(c)

that may be issued to any one Insider under the Plan within any one-year period shall not exceed 5% of the Company's outstanding issue of Shares from time to time.

In no event will the number of Shares at any time reserved for issuance to any Participants exceed 5% of the Company's outstanding issue of Shares from time to time.

For the purposes of this Section 3.1, "outstanding issue" means the total number of Shares, on a non-diluted basis, that are issued and outstanding as of the date that any Shares are issued or reserved for issuance pursuant to an option under the Plan to an Insider excluding any Shares issued under the Plan during the immediately preceding 12 month period.

3.2

TRANSFERABILITY

Any benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable unless specifically provided herein. During the lifetime of a Participant all benefits, rights and options may only be exercised by the Participant. Options are non-transferable except by will or by the laws of descent and distribution.

3.3

EMPLOYMENT

Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any, Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant's employment at any time. Participation in any Plan by a Participant is voluntary.

3.4

RECORD KEEPING

The Company shall maintain a register in which shall be recorded:

(a)

the name and address of each Participant;

(b)

the Plan or Plans in which the Participant participates;

(c)

any Participant's Contributions;

(d)

the number of unissued Shares reserved for issuance pursuant to an Option in favor of a Participant; and

(e)

such other information as the Board may determine.

3.5

NECESSARY APPROVALS

The Plan shall be effective only upon formal adoption by the Board following the approval of the shareholders of and any regulatory body having jurisdiction in respect of the shares.

The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction in respect of the Shares or any exchanges on which the Shares are then listed which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If any Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, the obligation of the Company to issue such Share shall terminate and any Participant's Contribution or option price paid to the Company shall be returned to the Participant.

3.6

INCOME TAXES

The Company may withhold from any remuneration or consideration whatsoever payable to such Participant hereunder, any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

3.7

AMENDMENTS TO PLAN

The Board may amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board, subject to the approval of any regulatory body having jurisdiction in respect of the Shares. However, any amendment of such Plan which would:

(a)

materially increase the benefits under the Plan;

(b)

materially increase the number of Shares issuable under the Plan; or

(c)

materially modify the requirements as to eligibility for participation in the Plan;

shall be effective only upon the approval of the shareholders of the Company and, if required, the approval of any regulatory body having jurisdiction over the Shares. Except as expressly otherwise provided herein, however, no change in an Option already granted under the Plan shall be made without the written consent of the recipient of such Options.

3.8

NO REPRESENTATION OR WARRANTY

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

3.9

COMPLIANCE WITH APPLICABLE LAW, ETC

If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

PART 4

ADMINISTRATION OF THE PLAN

4.1

ADMINISTRATION BY THE COMMITTEE

(a)

Unless otherwise determined by the Board, the Plan shall be administered by the Compensation and Benefits Committee (the "Committee") appointed by the Board and constituted in accordance with such Committee's charter. The members of the Committee serve at the pleasure of the Board and vacancies occurring in the Committee shall be filled by the Board.

(b)

The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, to:

(i)

adopt and amend rules and regulations relating to the administration of the Plan and make all other determinations necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

(ii)

otherwise exercise the powers delegated to the Committee by the Board and under the Plan as set forth herein.

4.2

BOARD ROLE

(a)

The Board, on the recommendation of the Committee, shall determine and designate from time to time the individuals to whom an Option shall be granted, the number of the Options and the other terms and conditions of the Options.

(b)

The Board may delegate any of its responsibilities or powers under the Plan to the Committee, provided that the grant of all Options under the Plan shall be subject to the approval of the Board. No Option shall be exercisable in whole or in part unless and until such approval of the Board is obtained.

(c)

In the event the Committee is unable or unwilling to act in respect of a matter involving the Plan, the Board shall fulfill the role of the Committee provided for herein.

LEXARIA CORP.

By:

CHRISTOPHER BUNKA

Director & Chairman of the Board

President, CEO & CFO